Exhibit 10.1

ZYNGA INC.

PERFORMANCE AWARD GRANT NOTICE (FOR SECTION 16 OFFICERS)

2011 EQUITY INCENTIVE PLAN

Zynga Inc. (the “Company”) hereby awards to Participant the Performance Award set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Performance Award Grant Notice (the “Grant Notice”), the 2011 Equity Incentive Plan (the “Plan”) and the Performance Award Agreement (the “Award Agreement” or the “Agreement”), all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Award Agreement will have the same definitions as in the Plan or the Award Agreement. In the event of any conflict between the terms of the Award and the Plan, the terms of the Plan will control.

Participant:
Date of Grant:
Base Salary:
Performance Bonus Percentage:

Vesting Schedule: Subject to the Participant’s Continuous Service through such date, the Participant’s Performance Award will vest five (5) trading days after the Determination Date (as defined below).

Performance Bonus: [ — ]

The Participant’s “Performance Bonus” will be based on the following formula: [ — ]

The Participant’s “Maximum Bonus” is equal to the following formula: [ — ]

[ — ]

Payment Schedule: The Company will pay Participant in settlement of a vested Performance Award as provided in Section 3 of the Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Agreement and the Plan. As of the date of grant specified above (the “Date of Grant”), this Grant Notice, the Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the terms of the Award, with the exception, if applicable, of (i) any terms intended to govern the Award that may be set forth in a written employment agreement or offer letter agreement entered into between the Company or an Affiliate, as applicable, and Participant, and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. By accepting this Award, Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

ZYNGA INC.		PARTICIPANT:

By:
	Signature		Signature

Title:		Date:

Date:

ATTACHMENTS:	Agreement, Plan

ZYNGA INC.

2011 EQUITY INCENTIVE PLAN

PERFORMANCE AWARD AGREEMENT

Pursuant to the Performance Award Grant Notice (“Grant Notice”) and this Performance Award Agreement (“Agreement”), Zynga Inc. (the “Company”) has granted you a Performance Award (the “Award”) under its 2011 Equity Incentive Plan (the “Plan”) for up to the Maximum Bonus as indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan. In the event of a conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.

The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1. GRANT OF THE AWARD. Subject to adjustment, the terms and conditions as provided herein and in the Plan, this Performance Award represents your right to receive on a future date a Performance Bonus. This Award was granted in consideration of your services to the Company. Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the Award, the vesting of the Performance Award or the settlement of your Award.

2. VESTING AND AMOUNT. The Performance Award granted to you will vest five (5) trading days after the Determination Date as provided in the Grant Notice. The amount of your Performance Bonus will be as provided in the Grant Notice.

3. SETTLEMENT OF PERFORMANCE BONUS. Following the Determination Date and subject to your Continuous Service with the Company through such date, the Company will pay you a Performance Bonus, as provided in the Grant Notice. Your Performance Bonus will be paid to you in a combination of: (i) 50% in cash and (ii) 50% in fully-vested stock awards of the Company’s Class A Common Stock, at the next practicable payroll period following the Determination Date but in any case no later than the date that is the 15th day of the third calendar month of the year following the year in which the Performance Award is no longer subject to a “substantial risk of forfeiture” within the meaning of U.S. Treasury Regulation Section 1.409A-1(d). The payment of cash in respect of this Performance Award is intended to comply with U.S. Treasury Regulation Section 1.409A-1(b)(4) and will be construed and administered in such a manner. The number of shares of stock payable under such Performance Award shall be calculated based on the closing price of the Company’s Class A Common Stock as reported on the Nasdaq Global Select Market on the Determination Date and will be fully vested five trading days thereafter (rounded down to the nearest whole share).

4. TERMINATION OF CONTINUOUS SERVICE. Your Performance Award will automatically terminate and cease to remain outstanding immediately upon the cessation of your Continuous Service before the Determination Date in your Grant Notice. You will have no further right to receive consideration pursuant to such cancelled Performance Award.

5. TRANSFERABILITY. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, will thereafter be entitled to receive any payment pursuant to this Agreement.

6. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such service. In addition, nothing in your Award will obligate the Company or any Affiliate, their respective members, boards of managers, managers, or employees to continue any relationship that you might have as an Employee of the Company or any Affiliate.

7. NO EQUITY OR OWNERSHIP INTEREST. The grant of the Award to you does not create or convey any equity or ownership interest in the Company nor any rights commonly associated with any such interest, including, but not limited to, the right to vote on any matters put before the Company’s stockholders. The Award does not constitute a security of the Company.

8. WITHHOLDING OBLIGATIONS.

(a) On or before the time you receive a distribution pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the consideration issuable to you and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your Award (the “Withholding Taxes”). The Company may satisfy all or any portion of the obligation for Withholding Taxes relating to your Award by withholding from any compensation otherwise payable to you by the Company, whether pursuant to your Award or otherwise. Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company will have no obligation to deliver to you any consideration pursuant to your Performance Award.

(b) In the event the Company’s obligation to withhold arises prior to the delivery to you of consideration pursuant to your Performance Award or it is determined after the delivery of consideration to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

9. UNSECURED OBLIGATION. As of the Date of Grant specified in your Grant Notice, the Company will credit to a bookkeeping account maintained by the Company for your benefit the Maximum Cash Bonus subject to your Award. Your Award is unfunded, and even as to any portion of the Performance Award which becomes vested, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue any consideration pursuant to this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

10. TAX CONSEQUENCES. The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

11. NOTICES. Any notices provided for in this Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

12. MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award will be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award. You further acknowledge that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan.

(d) This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

13. NATURE OF GRANT. In accepting the grant, you acknowledge, understand and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the Performance Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Awards, or benefits in lieu of Performance Awards, even if Performance Awards have been granted in the past;

(c) all decisions with respect to future Performance Award or other grants, if any, will be at the sole discretion of the Company;

(d) the Performance Award grant and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company, the Employer or any Affiliate and shall not interfere with the ability of the Company, the Employer or any Affiliate, as applicable, to terminate your employment or service relationship (if any);

(e) you are voluntarily participating in the Plan;

(f) the Performance Award and the cash payable under the Award are not intended to replace any pension rights or compensation;

(g) the Performance Award and the cash payable under the Award, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h) no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Award resulting from termination of your Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and in consideration of the grant of the Performance Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, any of its Affiliates or the Employer, waive your ability, if any, to bring any such claim, and release the Company, its Affiliates and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(i) in the event of termination of your Continuous Service (for any reason whatsoever, whether or not later to be found invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), unless otherwise provided in this Agreement or determined by the Company, your right to vest in the Performance Award under the Plan, if any, will terminate effective as of the date that you are no longer actively providing services and will not be extended by any notice period (e.g., active services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); the Board or the chief executive officer shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the Performance Award grant;

(j) unless otherwise provided in the Plan or by the Company in its discretion, the Performance Cash Award and the benefits evidenced by this Agreement do not create any entitlement to have the Performance Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company; and

(k) the following provisions apply only if you are providing services outside the United States:

(i) the Performance Award and the payable under this Award are not part of normal or expected compensation or salary for any purpose;

(ii) you acknowledge and agree that neither the Company, the Employer nor any Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between your local currency and the U.S. dollar that may affect the value of the Performance Cash Award or of any amounts due to you pursuant to the settlement of the Performance Cash Award.

14. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided in this Agreement, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control.

15. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

16. WAIVER. You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.

17. GOVERNING LAW AND VENUE. The Performance Award and the provisions of this Agreement are governed by, and subject to, the laws of the State of California, without regard to the conflict of law provisions. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Francisco, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

18. LANGUAGE. If you has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

19. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

20. AMENDMENT. Any amendment to this Agreement must be in writing, signed by a duly authorized representative of the Company. The Board reserves the right to amend this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, interpretation, ruling, or judicial decision.

21. COMPLIANCE WITH SECTION 409A OF THE CODE. This Award is intended to comply with the “short-term deferral” rule set forth in U.S. Treasury Regulation Section 1.409A-1(b)(4). However, if this Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and therefore deemed to be deferred compensation subject to, Section 409A of the Code, and if you are a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of U.S. Treasury Regulation Section 1.409A-1(h)), then the payment of any cash that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled dates and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance paid thereafter in accordance with the original vesting and payment schedule set forth above, but if and only if such delay in the payment of the cash is necessary to avoid the imposition of taxation on you in respect of the cash under Section 409A of the Code. Each installment of cash that vests is a “separate payment” for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2).

22. IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, on the Performance Cash Award and any cash paid under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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This Agreement will be deemed to be signed by you upon the signing by you of the Grant Notice to which it is attached.

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